Prospectus Supplement Filed Pursuant to Rule 424(b)(3)

Registration No. 333-193577

PROSPECTUS SUPPLEMENT NO. 1

DATED MAY 6, 2014

(To Prospectus Declared Effective on February 28, 2014

and Dated March 21, 2014)

OXBRIDGE RE HOLDINGS LIMITED

Maximum of 4,884,650 Units

Minimum of 1,700,000 Units

Each Unit Consisting of One Ordinary Share and One Warrant

This Prospectus Supplement No. 1 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated March 21, 2014, of Oxbridge Re Holdings Limited, as supplemented by that certain Prospectus Supplement No. 1, dated May 6, 2014 (“Supplement No. 1”), relating to the offer and sale by us of up to 4,884,650 units, each unit consisting of one ordinary share and one warrant. This Prospectus Supplement No. 1 is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 1.

This Prospectus Supplement No. 1 includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Current Report on Form 8-K of Oxbridge Re Holdings Limited, as filed with the Securities and Exchange Commission on May 6, 2014.

Our units have begun trading on The NASDAQ Capital Market under the symbol “OXBRU.”

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 1 (or the original Prospectus or Supplement No. 1) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is May 6, 2014.

4832-5547-18981